UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 1, 2013

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

                           not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On 1 February 2013, Air Products and Chemicals, Inc. announced that John D. Stanley has been appointed Senior Vice President, General Counsel, and Chief Administrative Officer, effective 1 March 2013. Previously, Mr. Stanley was Senior Vice President and General Counsel for Air Products.

Mr. Stanley, 54, joined Air Products in 1988 as an attorney in the Law Group, where he represented various commercial and functional organizations. In 2004 he assumed the position of Assistant General Counsel, Corporate and Commercial, with responsibility for the overall management and delivery of legal services from the Law Group’s corporate and commercial section in the Americas. In 2007 his role expanded to include legal activities in Europe, the Middle East, and Africa, and he assumed the title of Assistant General Counsel, Americas and Europe. He was appointed Senior Vice President and General Counsel in April 2009, with oversight for the Company’s Law, Corporate Secretary, and Government Relations functions, and assumed interim responsibility for Human Resources and responsibility for Communications in May 2012. He also serves as the Company’s Chief Compliance Officer.

The press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1.	Press Release dated February 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: February 1, 2013	By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach
Corporate Secretary and Chief
Governance Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 1, 2013

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